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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        March 8, 2002
                                                --------------------------------
                               Register.com, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                  0-29739                   11-3239091
----------------------------    -----------------    ---------------------------
(State or other jurisdiction      (Commission               (IRS Employer
      of incorporation)           File Number)            Identification No.)

575 8th Avenue, 11th Floor, New York, New York                  10018
-----------------------------------------------------   ------------------------
   (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code     (212) 798-9100
                                                  ------------------------------

--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

         On February 1, 2002, through one of its newly established subsidiaries, Register.com (UK) Limited, Register.com, Inc. ("Register.com") announced a recommended cash offer for all outstanding shares of Virtual Internet plc. Virtual Internet's principal activities are online intellectual property protection and web-hosting services. The offer valued Virtual Internet at approximately (pound)11.99 million (approximately US$16.9 million). Register.com's offer was declared unconditional on February 22, 2002 and it has purchased all shares tendered prior to that date. Together with shares Register.com had acquired in the market directly, it currently owns approximately 97% of Virtual Internet's shares. Register.com's offer for the remaining shares will close on March 27, 2002. To the extent any shares are not tendered by March 27, 2002, Register.com expects to acquire such shares through the compulsory acquisition procedure pursuant to the U.K. Companies Act. Virtual Internet shareholders, other than shareholders in certain jurisdictions outside of the UK, were given the opportunity to elect to receive loan notes to be issued by Register.com (UK) Limited in exchange for their Virtual Internet shares. Register.com (UK) Limited issued approximately (pound)6.0 million (approximately US$8.4 million) in loan notes. These loan notes bear interest at a floating rate of LIBOR minus 1% and may be redeemed at the request of the holder at any time between six months after the date of issue and June 30, 2003, at which time they mature. The loan notes are guaranteed as to principal only by Barclays Bank plc, which guarantee is currently supported by a cash deposit of (pound)6.0 million (approximately $8.4) by Register.com. This deposit guarantees the payment of the loan notes and the cash portion of the Virtual Internet acquisition is being funded with Register.com's available cash resources. The terms of the transaction were determined through arm's-length negotiations between Register.com and Virtual Internet.

         A press release dated March 12, 2002 announcing the close of the cash offer is incorporated by reference and is attached as Exhibit 99.1 to this report.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial statements of business acquired.

                  The required financial statements for Virtual Internet are not included herein, but will be filed by amendment to this report not later than 60 days after this initial report is required to be filed.


         (b)      Pro forma financial information.

                  The required pro forma financial information for Register.com and Virtual Internet are not included herein, but will be filed by amendment to this report not later than 60 days after this initial report is required to be filed.


         (c)      Exhibits

                  99.1     Press Release dated March 12, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  REGISTER.COM, INC.
                                     -------------------------------------------
                                                     (Registrant)

   March 25, 2002                                  /s/ Jack S. Levy
----------------------               -------------------------------------------
        Date                         Jack S. Levy, General Counsel and Secretary

                                  EXHIBIT INDEX

Exhibit Number                    Description

     99.1              Press Release dated March 12, 2002